UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2011

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO

(State or other jurisdiction of incorporation or organization)

1-8641

(Commission File Number)

82-0109423

(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[    ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2011, Coeur d’Alene Mines Corporation (the “Company”) announced that its Board of Directors had appointed Frank L. Hanagarne Jr., 53, to the office of Senior Vice President and Chief Financial Officer effective October 1, 2011 and promoted K. Leon Hardy, 57, previously the Company’s Senior Vice President Operations, to the position of Chief Operating Officer effective September 12, 2011. Accordingly, Mitchell J. Krebs, the Company’s President and Chief Executive Officer, will cease his service as interim Chief Financial Officer when Mr. Hanagarne’s term commences on October 1, 2011.

In connection with Mr. Hanagarne’s appointment to the position of Senior Vice President and Chief Financial Officer, the Company and Mr. Hanagarne entered into an employment agreement, dated September 16, 2011. The employment agreement provides for a term of employment from October 1, 2011 through June 30, 2013, an initial base salary of $275,000 and an annual incentive bonus targeted to be 50% of Mr. Hanagarne’s then-current salary. In addition, Mr. Hanagarne has the opportunity to earn a long-term incentive bonus with a target level of 190% of his base salary. Such bonuses are at the discretion of the Company’s Board of Directors. The employment agreement also provides for a vehicle allowance. A copy of the employment agreement is filed as an exhibit to this Form 8-K.

Previous to his appointment as Senior Vice President and Chief Financial Officer, Mr. Hanagarne served from September 2006 to December 2010 as Director of Corporate Development at Newmont Mining Corporation, a gold producer, and from January 2011 to September 2011 as Chief Operating Officer of Valcambi SA, a precious metal refiner in which Newmont has an equity interest. Valcambi and Newmont are not affiliates of the Company. Over a 17-year career at Newmont, Mr. Hanagarne also served as Mill Project Superintendent from September 2004 to September 2006 and as Advisor in Corporate Health and Safety and Loss Prevention from July 2001 to September 2004. His years of service at Newmont included positions of increasing responsibility within key areas of Newmont’s operations and business functions as well as environmental, health and safety. Mr. Hanagarne has a total 29 years of industry experience in the finance, operations, and business development areas. Mr. Hanagarne holds a Master’s degree in Business Administration from the University of Nevada, Reno, and a Bachelor of Metallurgical Engineering degree from the New Mexico Institute of Mining and Technology.

Previous to his promotion to Chief Operating Officer, K. Leon Hardy served as the Company’s Senior Vice President Operations starting in 2010, the Company’s Senior Vice President North American Operations from July 2008 to February 2010 and Vice President and General Manager for Coeur Argentina from May 2003 to July 2008.

Item 7.01. Regulation FD Disclosure.

On September 19, 2011, the Company issued the press release furnished as Exhibit 99.1 to this report. The press release is incorporated in this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated September 16, 2011, between the Company and Frank L. Hanagarne Jr.

99.1	Press release issued by the Company on September 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: September 19, 2011	By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	President, Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated September 16, 2011, between the Company and Frank L. Hanagarne Jr.

99.1	Press release issued by the Company on September 19, 2011.

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